Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Ownership Percentage by the Registrant	Jurisdiction of Incorporation
American Federal Savings Bank	100%	Federal
Eagle Bancorp Statutory Trust I	100%	Delaware